Exhibit 99.1

Synthetech Reports First Quarter Fiscal 2008 Results

Albany, Oregon, August 8, 2007 – Synthetech, Inc. (NZYM.OB) today announced financial results for the first quarter of fiscal 2008, which ended June 30, 2007.  Revenue for the quarter was $4.2 million, a 139% increase compared to revenue of $1.7 million in the first quarter of fiscal 2007.  Operating income for the current quarter was $136,000, compared to a loss of $795,000 for the same period last year.  Net income for the current quarter was $119,000, or $0.01 per share, compared to last year’s first quarter net loss of $785,000, or $0.05 per share.

International sales, mainly to Europe, were $2.0 million and $861,000 in the first quarter of fiscal 2008 and 2007, respectively.  International sales, like all of Synthetech's revenues, are subject to significant quarterly fluctuations.

Financial results for the first quarter of fiscal 2008 represent Synthetech’s fourth consecutive quarter of profitable operations which were preceded by nine consecutive quarters of losses.  Net income for the first quarter of fiscal 2008 was lower than Synthetech normally would have expected on revenue of $4.2 million, primarily as a result of: production process difficulties on two large-scale projects; $102,000 of stock-based compensation expense during the quarter; and $40,000 of consulting fees in support of implementation of the initial phase of Section 404 of the Sarbanes-Oxley Act.  Management believes that the manufacturing difficulties for the two large-scale projects have been resolved and estimates that quarterly stock-based compensation expense will approximate $25,000 for the remainder of fiscal 2008.  Section 404 implementation costs are expected to be ongoing throughout fiscal 2008.

The Company’s cash and cash equivalents were $343,000 at June 30, 2007, compared to $259,000 at March 31, 2007.  During the quarter, Synthetech renewed its $2 million line of credit on more favorable terms.  The credit facility is scheduled to expire on June 15, 2008.

Synthetech’s working capital was $5.8 million at June 30, 2007, compared to $5.6 million at March 31, 2007.

Synthetech, Inc.
Condensed Statements of Operations
(unaudited)

	First Quarter Ended June 30,
(in thousands, except per share data)	2007	2006

Revenue	$4,172	$1,743
Cost of revenue	2,983	1,698

Gross income	1,189	45

Research and development	328	330
Selling, general and administrative	725	510
Total operating expense	1,053	840

Operating income (loss)	136	(795)

Interest income	9	12
Interest expense	(26)	(2)

Income (loss) before income taxes	119	(785)
Income taxes	-	-
Net income (loss)	$119	$(785)

Basic and diluted income (loss) per share	$0.01	$(0.05)

Commenting on the financial results, Dr. Gregory Hahn, President and COO, stated, “Synthetech’s recovery continues with a fourth consecutive quarter of profitability.  With first quarter revenue of $4.2 million, fiscal 2008 is off to a good start.  Our revenue line was supported by a variety of promising projects.  We encountered production difficulties on two large-scale projects which significantly detracted from gross margins.  We expect that both of these projects will be recurring and have revised procedures accordingly.  Synthetech’s order backlog as of June 30, 2007 was approximately $4.3 million.  We expect that a majority of these customer orders will ship during the second quarter of fiscal 2008, and approximately $900,000 is scheduled to ship during the second half of fiscal 2008."

Dr. Daniel Fagan, Chairman and CEO stated “a year ago, Synthetech concluded the first quarter of fiscal 2007 with revenue of $1.7 million, a net loss of $795,000 and working capital of $4.4 million.  Today, we closed the books on our first quarter of fiscal 2008 with $4.2 million in revenue, net income of $119,000, and working capital of $5.8 million.  I am very pleased with the progress Synthetech has made over the last year.”

Management anticipates that Synthetech’s revenue will continue to be volatile from period to period.  Variability in Synthetech’s level of revenue is based primarily on its participation in large-scale customer projects and the timing of shipments arising from these projects.  Synthetech operates in a challenging business environment, characterized by the unpredictable dynamics and life cycle of pharmaceutical projects, which can lead to rapid fluctuations in the mix of projects and revenues.  As the uncertainties inherent in drug development projects remain outside of Synthetech’s control, it is difficult to predict the progress, timing and revenue potential of these projects.

About Synthetech

Synthetech, Inc. is a fine chemicals company specializing in organic synthesis, biocatalysis and chiral technologies.  Synthetech develops and manufactures amino acid derivatives, specialty amino acids, peptide fragments, proprietary custom chiral intermediates and specialty resins, primarily for the pharmaceutical industry.  Synthetech’s products support the development and manufacture of therapeutic peptides and peptidomimetic small molecule drugs at every stage of a customer’s clinical development pipeline, and are used as ingredients in drugs for the treatment of AIDS, cancer, cardiovascular and other diseases.

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements, other than statements of historical fact, are forward-looking, including, without limitation, statements regarding: future operating results; the timing and amount of shipments; recurrence of large-scale projects; resolution of manufacturing process difficulties; and estimated quarterly stock-based compensation amounts for the remainder of fiscal 2008 and continued ongoing cost for implementing Section 404 of the Sarbanes-Oxley Act for the remainder of fiscal 2008.  Words such as “believe,” “anticipate,” “expect,” “estimate,” “project,” “will be,” “will continue,” “will likely result,” or words or phrases of similar meanings identify forward-looking statements.  Forward-looking statements reflect management’s current expectations, plans or projections and are inherently uncertain and actual results could differ materially from such expectations, plans or projections.  Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.  Risks and uncertainties that could cause actual results to differ significantly from management’s expectations include, but are not limited to, the following:  Synthetech's limited financial and other resources; the uncertain market for Synthetech's products; potential loss of a significant customer; customer concentration; potential termination or suspension by customers of significant projects or orders; potential period-to-period revenue or expense fluctuations; production factors and timely access to raw materials; industry cost factors and conditions; competition; government regulation; labor disputes; technological changes; international business risks; and future incentive stock awards. Investors are urged to read Synthetech’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended March 31, 2007, for a further description of risks and uncertainties related to forward-looking statements made by Synthetech as well as to other aspects of Synthetech's business. Those reports describe, some, but not all of the factors that could cause actual results to differ significantly from management’s expectations.  Additional risks and uncertainties not presently known to Synthetech or which Synthetech currently deems immaterial also may impair its business or operations.  Synthetech does not intend to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

MORE INFORMATION:	Web site: www.synthetech.com
E-mail: investor@synthetech.com

CONTACT:	Gary Weber, CFO
PO Box 646
Albany, Oregon 97321
541 967-6575